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THE STANLEY WORKS AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, Millions of Dollars Except Per Share Amounts)

	THIRD QUARTER		YEAR TO DATE
	2005	2004	2005	2004
NET SALES	$844.8	$751.8	$2,475.1	$2,240.5
COSTS AND EXPENSES
Cost of sales	539.7	474.0	1,578.9	1,421.7
Selling, general and administrative	179.8	173.2	554.1	511.2
Interest-net	8.2	8.3	23.9	24.6
Other-net	12.2	10.3	33.7	34.7
Restructuring charges	2.3	—	3.9	—

	742.2	665.8	2,194.5	1,992.2

EARNINGS FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	102.6	86.0	280.6	248.3
Income taxes	25.7	24.8	71.0	73.3

NET EARNINGS FROM CONTINUING OPERATIONS	$76.9	$61.2	$209.6	$175.0

Earnings from discontinued operations (including gain
on disposal of $142.7 million) before income taxes	—	3.8	0.1	155.3
Income taxes on discontinued operations	—	1.1	0.3	51.5

NET EARNINGS FROM DISCONTINUED OPERATIONS	—	2.7	(0.2)	103.8
NET EARNINGS	$76.9	$63.9	$209.4	$278.8

BASIC EARNINGS PER SHARE OF COMMON STOCK
Continuing operations	$0.92	$0.74	$2.52	$2.14
Discontinued operations	—	0.03	—	1.27

Total basic earnings per share of common stock	$0.92	$0.78	$2.52	$3.40

DILUTED EARNINGS PER SHARE OF COMMON STOCK
Continuing operations	$0.90	$0.72	$2.46	$2.08
Discontinued operations	—	0.03	—	1.24

Total diluted earnings per share of common stock	$0.90	$0.76	$2.46	$3.32

DIVIDENDS PER SHARE	$0.29	$0.28	$0.85	$0.80

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	83,566	82,173	83,160	81,904

Diluted	85,483	84,384	85,242	83,945

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THE STANLEY WORKS AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited, Millions of Dollars)

	October 1, 2005	January 1, 2005
ASSETS
Cash and cash equivalents	$338.1	$250.0
Accounts and notes receivable	652.9	582.0
Inventories	447.0	413.4
Other current assets	74.5	82.2
Assets held for sale	0.6	44.3

Total current assets	1,513.1	1,371.9

Property, plant and equipment	402.0	398.9
Goodwill and other intangibles	986.9	928.2
Other assets	151.4	151.6

Total assets	$3,053.4	$2,850.6

LIABILITIES AND SHAREOWNERS’ EQUITY
Short-term borrowings	$211.6	$102.5
Accounts payable	319.0	300.4
Accrued expenses	362.8	415.9

Total current liabilities	893.4	818.8

Long-term debt	467.1	481.8
Other long-term liabilities	314.7	328.7
Shareowners’ equity	1,378.2	1,221.3

Total liabilities and equity	$3,053.4	$2,850.6

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THE STANLEY WORKS AND SUBSIDIARIES
SUMMARY OF CASH FLOW ACTIVITY
(Unaudited, Millions of Dollars)

	THIRD QUARTER		YEAR TO DATE
	2005	2004	2005	2004
OPERATING ACTIVITIES
Net earnings	$76.9	$63.9	$209.4	$278.8
Depreciation and amortization	23.4	23.2	70.7	70.3
Reclassify taxes paid (proceeds) from sale of business
to investing activities	1.9	10.5	20.6	(129.5)
Changes in working capital	(45.2)	(34.0)	(114.0)	(47.0)
Other	17.6	35.4	25.6	69.4

Net cash provided by operating activities	74.6	99.0	212.3	242.0
INVESTING AND FINANCING ACTIVITIES
Capital and software expenditures	(17.0)	(15.3)	(44.0)	(36.4)
Proceeds (taxes paid) from sale of business	(1.9)	(10.5)	(20.6)	129.5
Business acquisitions and asset disposals	(2.3)	(3.2)	(108.4)	(257.5)
Cash dividends on common stock	(24.2)	(23.0)	(70.6)	(65.4)
Other	(16.7)	(26.4)	119.4	39.7

Net cash used in investing and financing activities	(62.1)	(78.4)	(124.2)	(190.1)
Increase in Cash and Cash Equivalents	12.5	20.6	88.1	51.9
Cash and Cash Equivalents, Beginning of Period	325.6	235.7	250.0	204.4

Cash and Cash Equivalents, End of Period	$338.1	$256.3	$338.1	$256.3

Free Cash Flow Computation
Operating Cash Flow	$74.6	$99.0	$212.3	$242.0
Less: capital and software expenditures	(17.0)	(15.3)	(44.0)	(36.4)

Free Cash Flow (before dividends)	$57.6	$83.7	$168.3	$205.6

Free cash flow is defined as cash flow from operations less capital expenditures; the company believes this is an important measure of its liquidity, as well as its ability to fund future growth and to provide a return to the shareowners.

The change in working capital is comprised of accounts receivable, inventory and accounts payable.

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THE STANLEY WORKS AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(Unaudited, Millions of Dollars)

	THIRD QUARTER		YEAR TO DATE
	2005	2004	2005	2004
NET SALES
Consumer Products	$295.5	$256.9	$825.8	$776.9
Industrial Tools	332.7	323.4	1,030.2	960.8
Security Solutions	216.6	171.5	619.1	502.8

Total	$844.8	$751.8	$2,475.1	$2,240.5

OPERATING PROFIT
Consumer Products	$57.0	$41.6	$141.4	$126.0
Industrial Tools	29.6	33.7	104.3	97.8
Security Solutions	38.7	29.3	96.4	83.8

Total	$125.3	$104.6	$342.1	$307.6

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THE STANLEY WORKS AND SUBSIDIARIES
2005 – 2008 OUTLOOK
(Unaudited, Millions of Dollars Except Per Share Amounts)

2005 Earnings Outlook:
	4Q2005	2005

Sales Growth:
Organic	1-2%	4-6%
Acquisitions	4%	4%

	5-6%	8-10%
EPS:
Operating	$0.85-$0.87	$3.34-$3.36
Restructuring	(0.01)	(0.04)

	$0.84-$0.86	$3.30-$3.32
Growth	8-11%	16%
Free Cash Flow:		~ $300M
2006 Earnings Outlook:
	2006	Q1	Q2	Q3	Q4

Sales Growth:
Organic	4-6%	5%	5%	3%	4%
Facom Tools	$450M	27%	25%	22%	26%
National Hardware	$185M	24%	27%	25%	24%
Other Acquisitions	$100M	25%	25%	25%	25%

	26-27%
EPS:
Operating	$3.65-$3.70
Facom Tools	$0.10
National Hardware	$0.01
Other Acquisitions	$0.03

Sub-total (EPS up 14-16%)	$3.79-$3.84
2006 Tax Rate Effect	$(0.14-0.18)

Sub-total (EPS up 9-11%)	$3.61-$3.70
FAS 123R Stock Option	$(0.06)

	$3.55-$3.64
EPS Growth:	7-9%
2005-2008 Earnings Outlook:
	2005	2006	2007	2008

Sales (billions)	$3.3	$4.2	$4.4	$4.7
Sales Growth Rate	8-10%	26-27%	5-6%	5-6%
EPS	$3.30-$3.32	$3.55-$3.64	$4.19-$4.37	$4.78-$5.07
EPS Growth Rate	16%	7-9%	18-20%	14-16%
Major Assumptions
- 3-4% organic growth
- Close Facom Tools acquisition 1/1/06
- Close National Hardware acquisition 1/1/06
- $100M/year Security acquisitions ’06-‘08
- Major Security acquisitions possible, but not assumed
- SWK share repurchase activity possible, but not assumed